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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of EGL, Inc. of our report dated March 29, 2000, on the consolidated financial statements of Circle International Group, Inc. as of December 31, 1999 and for each of the two years in the period then ended, which report appears in the Annual Report on Form 10-K of EGL, Inc. for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.

                                                  DELOITTE & TOUCHE LLP

San Francisco, California
February 13, 2002